Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated October 29, 2007 relating to the consolidated financial statements of Viecore, Inc. as of December 31, 2006 and 2005, and for each of the years in the three year period ended December 31, 2006 included in this Form 8-K of Nuance Communications, Inc., into Nuance Communications, Inc.’s previously filed Registration Statements (Forms S-3 No. 333-100648, 333-142182 and 333-61862 and Forms S-8 No. 333-141819, 333-134687, 333-128396, 333-124856, 333-122718, 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425, 333-145971, 333-143465, 333-142183 and 333-04131).

/s/  WithumSmith+Brown, P.C.

WithumSmith+Brown, P.C.
Morristown, New Jersey
November 26, 2007